Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2010, except for Note 4, as to which the date is February 25, 2010, relating to the financial statements of Baltic Trading Limited appearing in the Prospectus included in Amendment No. 8 to the Registration Statement No. 333-162456 on Form S-1.

/s/ Deloitte & Touche LLP

New York, New York

March 10, 2010